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                                                                    Exhibit 99.4

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


         This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of April 28, 2000, by and among New Century Financial Corporation, a Delaware corporation (the "Company"), and U.S. Bancorp, a Delaware corporation ("USB") and U.S. Bank National Association ("US Bank").

         WHEREAS, the Company and USB are a party to the Amended and Restated Registration Rights Agreement dated as of July 26, 1999 (the "Registration Rights Agreement") relating to the Company's agreements to register under the Securities Act the shares of the Company's Common Stock issuable upon conversion of the Company's outstanding Series 1998A Convertible Preferred Stock and the Series 1999A Convertible Preferred Stock.

         WHEREAS, in connection with a Subordinated Loan Agreement dated as of April 28, 2000 between New Century Mortgage Corporation (a wholly owned subsidiary of the Company) and US Bank, the Company has agreed to issue to US Bank warrants to purchase up to an aggregate of 725,000 shares of the Company's Common Stock, $.01 par value per share, upon the terms and subject to the conditions set forth in the Warrant Issuance Agreement dated as of April 28, 2000 among the Company, USB and US Bank.

         WHEREAS, in connection with the issuance of such warrants, the Company and USB desire to amend and restate the Registration Rights Agreement to include certain arrangements with respect to the registration for public sale under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of the Company's Common Stock issuable upon conversion of the warrants and to make US Bank a party to such Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, USB and US Bank hereby agree as follows:

         1.       DEFINITIONS.

                  1.1 "AFFILIATE" shall mean any person that directly or indirectly controls or is controlled by, or is under common control with, another specified person.

                  1.2 "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  1.3 "COMPANY" shall mean New Century Financial Corporation, a Delaware corporation.


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                  1.4   "COMMON SHARES" shall mean the shares of common
stock, par value $.01 per share, authorized by the Company's Certificate of Incorporation and any additional shares of common stock which may be authorized in the future by the Company, and any stock into which such Common Shares may hereafter be changed, and shall also include capital stock of any other class of the Company which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption.

                  1.5   "FOUNDING MANAGERS" shall mean Robert K. Cole, Brad
A. Morrice, Steven G. Holder and Edward F. Gotschall.

                  1.6 "OTHER SHAREHOLDERS" shall mean Paul B. Akers and Kirk Redding, and their successors in interest, under that certain Merger Agreement, dated as of December 17, 1997, among the Company, NC Acquisition Corp., PFW Corporation and the shareholders named therein.

                  1.7 "PREFERRED STOCK" shall mean all outstanding shares of (a) the Series 1999A Convertible Preferred Stock, par value $.01 per share, of the Company, and any securities (other than Common Shares) into which such shares may hereafter be changed and (b) the Series 1998A Convertible Preferred Stock, par value $.01 per share, of the Company, and any Securities (other than the Common Shares) into which such shares may hereafter be changed.

                  1.8 "PUBLIC OFFERING" shall mean any offering of Common Shares to the public, either on behalf of the Company or any of its security holders, pursuant to an effective registration statement under the Securities Act.

                  1.9 "REGISTRABLE SECURITIES" shall mean (a) the Common Shares at any time issued or subject to issuance upon the conversion of the Preferred Stock, (b) the Common Shares at any time issued or subject to issuance upon exercise or conversion of the Warrants, and (c) any additional securities issued with respect to the above-described securities upon any stock split, stock dividend, recapitalization, or similar event. Registrable Securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) such securities shall be eligible to be distributed pursuant to Rule 144(k) under the Securities Act, (y) such securities shall have ceased to be outstanding, or (z) such securities are transferred in a transaction in which the rights hereunder are not assigned as permitted by Section 9.

                  1.10 "REGISTRATION EXPENSES" shall mean the expenses described in Section 5.

                  1.11 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  1.12 "STOCK PURCHASE AGREEMENT" shall mean the Preferred Stock Purchase Agreement dated October 18, 1998 between the Company and USB.
                 1.13 "USB" shall mean U.S. Bancorp, a Delaware corporation.

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                  1.14   "WARRANTS" shall mean the warrants to purchase up to
725,000 Common Shares issued or to be issued pursuant to the Warrant Issuance Agreement dated as of April 28, 2000 among the Company, USB and US Bank.

         2.       DEMAND REGISTRATION.

                  2.1 Subject to Sections 2.3, 2.4, 2.5 and 2.6, if at any time the Company shall receive a written request therefor from the record holder or holders of an aggregate of at least 51% of the Registrable Securities, the Company shall prepare and file a registration statement under the Securities Act covering such number of Registrable Securities as are the subject of such request and shall use its best efforts to cause such registration statement to become effective. Upon the receipt of a registration request meeting the requirements of this Section 2.1, the Company shall promptly give written notice to all other record holders of Registrable Securities that such registration is to be effected. The Company shall include in such registration statement such additional Registrable Securities as such other record holders request in writing within fifteen
(15) days after the date of the Company's written notice to them. If (a) the holders of a majority of the Registrable Securities for which registration has been requested pursuant to this Section 2.1 determine for any reason not to proceed with the registration at any time before the related registration statement has been declared effective by the Commission, (b) such registration statement, if theretofore filed with the Commission, is withdrawn and (c) the holders of the Registrable Securities subject to such registration statement agree to bear their own Registration Expenses incurred in connection therewith and to reimburse the Company for the Registration Expenses incurred by it in such connection or if such registration statement, if theretofore filed with the Commission, is withdrawn at the initiative of the Company, then the holders of the Registrable Securities shall not be deemed to have exercised their demand registration right pursuant to this
Section 2.1.

                  2.2 At the request of the holders of a majority of the Registrable Securities to be registered, the method of disposition of all Registrable Securities included in such registration shall be an underwritten Public Offering. The managing underwriter of any such Public Offering shall be selected by the majority of the Registrable Securities, provided that such managing underwriter is reasonably acceptable to the Company.

                  2.3 The Company shall be obligated to prepare, file and cause to be effective not more than two registration statements pursuant to
Section 2.1.

                  2.4 Notwithstanding the foregoing, the Company may delay initiating the preparation and filing of any registration statement requested pursuant to Section 2.1 for a period not to exceed one hundred eighty (180) days if, in the good faith judgment of the Company's Board of Directors, filing the registration statement would reasonably be expected to have a Material Adverse Effect (as defined in the Stock Purchase Agreement), which Material Adverse Effect could reasonably be expected to be avoided by delaying such filing for such period.


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                  2.5   Notwithstanding anything to the contrary contained
herein, at any time within thirty (30) days after receiving a demand for registration pursuant to Section 2.1, the Company may elect to effect an underwritten primary registration in lieu of the requested registration. If the Company so elects, the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall afford such holders the rights contained in Article 3 with respect to "piggyback" registrations. In such event, the demand for registration pursuant to Section 2.1 shall be deemed to have been withdrawn.

                  2.6 The Company shall not be obligated to effect a demand registration within 180 days after the effective date of a previous demand registration or a previous registration in which the holders of Registrable Securities were given piggy-back registration rights pursuant to this Agreement and in which there was no reduction in the number of Registrable Securities requested to be included.

         3.       PIGGYBACK REGISTRATION.

                  3.1 Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders (other than a registration statement on Form S-8, Form S-4 or other limited purpose form), the Company will give written notice of its determination to all record holders of Registrable Securities. Upon the written request of a record holder of any Registrable Securities given within 15 days after the date of the receipt of any such notice from the Company, the Company will, except as herein provided, use its best efforts to cause all Registrable Securities the registration of which is requested to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; PROVIDED, HOWEVER, that nothing herein shall prevent the Company from, at any time, abandoning or delaying in its sole and absolute discretion any registration.

                  3.2 If any registration pursuant to Section 3.1 is underwritten in whole or in part, the Company may require that the Registrable Securities included in the registration be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of the Public Offering, marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude some or all of the Registrable Securities from such registration and underwriting. Any reduction in the number of securities of the Company included in such registration and underwriting shall be borne (i) first by the Founding Managers and the Other Shareholders pro rata based on the number of shares, if any, for which registration was requested by the Founding Managers and the Other Shareholders, (ii) second by the holders of Registrable Securities pro rata based on the number of shares, if any, for which registration was requested by such holders, and (iii) then equally by the other holders of securities of the Company requested to be included in such registration and underwriting, as a group, pro rata based on the number of shares for which registration was requested by such holders. The Registrable Securities which are thus excluded from the underwritten Public Offering shall be


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withheld from the market by the holders thereof for a period which the managing underwriter reasonably determines is necessary in order to effect the Public Offering.

         4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Article 2 or Article 3 to effect a registration of Registrable Securities under the Securities Act, the Company will use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended methods of disposition specified by the holders participating therein. Without limiting the foregoing, the Company in each such case will, as expeditiously as possible:

                  4.1   In the case of a demand registration pursuant to
Section 2.1, prepare and file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations thereunder) and use its best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that as far in advance as practical before filing such registration statement or any amendment thereto, the Company will furnish counsel for the requesting holders of Registrable Securities with copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such holder shall have the opportunity to object to any information pertaining solely to such holder that is contained therein and the Company will make the corrections reasonably requested by such holder with respect to such information prior to filing such registration statement or amendment.

                  4.2 Prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities included in such registration statement, in accordance with the intended methods of disposition thereof, until the earlier of (a) such time as all of the Registrable Securities included in such registration statement have been disposed of in accordance with the intended methods of disposition by the holder or holders thereof as set forth in such registration statement or (b) 180 days (or, if the filing was on a Form S-3 registration statement, 365 days) after such registration statement becomes effective; provided, that, in the event the holder of Registrable Securities is required to discontinue such holder's disposition of Registrable Securities pursuant to Section 4.11 hereof, such 180-days (or 365 days, if applicable) shall be extended for such additional period as is equal to the period during which such holders was required to discontinue such disposition.

                  4.3 Promptly notify each requesting holder and the underwriter or underwriters, if any, of:

                  (a) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;


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                  (b)   any written request by the Commission for amendments
or supplements to such registration statement or prospectus;

                  (c) any notification received by the Company from the Commission regarding the Commission's initiation of any proceeding with respect to, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

                  (d) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

                  4.4 Furnish to each holder of Registrable Securities included in such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto, and such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such seller's Registrable Securities, and such other documents, as such holder may reasonably request to facilitate the disposition of its Registrable Securities.

                  4.5 Use its best efforts to register or qualify all Registrable Securities included in such registration statement under the securities or "blue sky" laws of such states as each holder of Registrable Securities shall reasonably request within twenty (20) days following the original filing of such registration statement and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such states of the Registrable Securities owned by such holder, except that the Company shall not for any such purpose be required (a) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 4.5 be obligated to be so qualified,
(b) to consent to general service of process in any such jurisdiction or (c) to subject itself to taxation in any such jurisdiction by reason of such registration or qualification.

                  4.6 Use its best efforts to cause all Registrable Securities included in such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each holder thereof to consummate the disposition of such Registrable Securities.

                  4.7 Notify each holder whose Registrable Securities are included in such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to each holder of such Registrable Securities, such


                                      -6-
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prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  4.8 Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

                  4.9 Use its best efforts to cause all Registrable Securities included in such registration statement to be listed, upon official notice of issuance, on any securities exchange or quotation system on which any of the securities of the same class as the Registrable Securities are then listed.

                  4.10 The Company may require each holder whose Registrable Securities are being registered to, and each such holder, as a condition to including Registrable Securities in such registration statement, shall, furnish the Company and the underwriters with such information and affidavits regarding such holder and the distribution of such Registrable Securities as the Company and the underwriters may from time to time reasonably request in writing in connection with such registration statement. At any time during the effectiveness of any registration statement covering Registrable Securities offered by a holder, if such holder becomes aware of any change materially affecting the accuracy of the information contained in such registration statement or the prospectus (as then amended or supplemented) relating to such holder, it will immediately notify the Company of such change.

                  4.11 Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.7, each holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder receives the copies of the supplemented or amended prospectus contemplated by Section 4.7 and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities.

                  4.12 As used in this Agreement, the term "best efforts" shall not mean efforts which require the performing party to do any act that is unreasonable under the circumstances or to expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligations hereunder, including but not limited to the fees, expenses and disbursements of its accountants, counsel and other professionals.

         5. EXPENSES. With respect to any registration requested pursuant to Article 2 (except as otherwise provided in such Article with respect to a registration voluntarily terminated at the request of the requesting holders of Registrable Securities) the Company shall bear all of the expenses ("Registration Expenses") incident to the Company's performance of or compliance with its obligations under this Agreement in connection with such registration including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses or complying with state securities or "blue sky" laws, all word processing, duplicating and printing expenses, messenger and delivery expenses,


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the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, premiums and other costs of any policies of insurance against liabilities arising out of the Public Offering of the Registrable Securities being registered obtained by the Company (it being understood that the Company shall have no obligation to obtain such insurance) and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; but excluding underwriting discounts and commissions and transfer taxes, if any, in respect of Registrable Securities and any fees and disbursements of counsel and accountants to the holders of the Registrable Securities, which discounts, commissions, transfer taxes, fees and disbursements shall in any registration be payable by the holders of the Registrable Securities being registered, PRO RATA in proportion to the number of Registrable Securities being sold by them.

         6.       INDEMNIFICATION.

                  6.1 The Company will, to the full extent permitted by law, indemnify and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement, and its directors, officers and partners and each other person, if any, who controls such holder within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (collectively, "Losses") to which such holder or any such director, officer, partner or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement prepared and filed hereunder, any preliminary, final or summary prospectus contained therein or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse the holder and each such director, officer, partner and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such Losses (or action or proceeding in respect thereof); PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon (a) an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with written information furnished by such holder specifically for use in the preparation of the registration statement or (b) such holder's failure to send or give a copy of the final prospectus to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, partner or controlling person of such holder and shall survive the transfer of such securities by such holder. The Company shall also indemnify each other person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors, and partners, and each other person, if any, who controls any such participating person


                                      -8-
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within the meaning of the Securities Act to the same extent provided above with respect to holders of Registrable Securities.

                  6.2 Each holder of Registrable Securities which are included in a registration pursuant to the provisions of this Agreement will, to the full extent permitted by law, indemnify and hold harmless the Company, its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act from and against any and all Losses to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in a registration statement prepared and filed hereunder, any preliminary, final or summary prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation of such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person of the Company. The holder of Registrable Securities included in a registration statement shall also indemnify each other person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors, and partners, and each other person, if any, who controls any such participating person within the meaning of the Securities Act to the same extent as provided above with respect to the Company. In no event shall the liability of any holder under this Section 6.2 exceed the gross proceeds received by such holder from the sale of their Registrable Securities.

                  6.3 Promptly after receipt by a party indemnified pursuant to the provisions of Section 6.1 or Section 6.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Section
6.1 or Section 6.2, promptly notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against any indemnified party, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party reasonably concludes that there is a conflict of interest that would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select one separate counsel to participate in the defense of such action on behalf of the indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party


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

will not be liable to such indemnified party pursuant to the provisions of
Section 6.1 or Section 6.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof unless (a) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (b) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (c) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified parties with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of additional counsel or counsels for the indemnified parties, but only to the extent necessary to cure such conflict of interest. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation without the consent of the indemnified party. No indemnifying party shall be subject to any liability for any settlement made without its consent. An indemnified party may at any time elect to participate in the defense of any claim or proceeding at its own expense.

         7. UNDERWRITTEN OFFERINGS. If a distribution of Registrable Securities pursuant to a registration statement is to be underwritten, the holders whose Registrable Securities are to be distributed by such underwriters shall be parties to such underwriting agreement. No requesting holder may participate in such underwritten offering unless such holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any requesting holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to the Company and the managing underwriter, and each of the remaining requesting holders shall be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn in the proportion which the number of Registrable Securities being registered by such remaining requesting holder bears to the total number of Registrable Securities being registered by all such remaining requesting holders.

         8. STAND-OFF AGREEMENT. Each holder of Registrable Securities agrees, so long as such holder holds at least 5% of the Company's outstanding voting equity securities, in connection with a Public Offering, upon request of the Company or the underwriters managing such Public Offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Shares of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not exceeding 180 days) from the effective date of the registration statement relating to such Public Offering as may be requested by the underwriters; PROVIDED, HOWEVER, that all other persons with registration rights (whether or not pursuant to this Agreement) and all of the executive officers and directors of the Company who own stock of the Company must also agree to not less onerous restrictions.

         9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register the Registrable Securities pursuant to this Agreement may not be assigned by USB or US Bank except (a) to an Affiliate of USB or US Bank without limitation or (b) to a transferee or assignee of Registrable Securities representing or convertible into 5% or more of the Company's outstanding Common Shares. In the case of either (a) or (b) USB or US Bank shall, within a reasonable time after such transfer or assignment, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Any transferee asserting registration rights hereunder shall be bound by the applicable provisions of this Agreement.

         10. AMENDMENT. The Company shall not amend this Agreement without the written consent of the holders of more than 50% of the Registrable Securities.

         11. TERMINATION. This Agreement, and all of the Company's obligations hereunder (other than its obligations pursuant to Article 6, which obligations shall survive such termination), shall terminate upon the earlier to occur of (i) the date on which there are no Registrable Securities outstanding and (ii) April 28, 2005.

         12. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

         13. NOTICES. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail or electronic facsimile addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

                       (a) If to any holder of any Registrable Securities addressed to such holder at its address as shown on the books of the Company, or at such other address as such holder may specify by written notice to the Company, or

                       (b) if to the Company, at New Century Financial Corporation, 18400 Von Karman, Suite 1000, Irvine, California 92612, Attention: Brad A. Morrice, Fax: 949-440-7033; or at such other address as the Company may specify by written notice to the holders of Registrable Securities hereunder.

         14. COUNTERPARTS. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

         15. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         16. GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to the conflicts or choice of laws, of the State of Delaware.

         17. ENTIRE AGREEMENT; EFFECTIVENESS. This Agreement is intended by the parties hereto to be the final expression of their agreement and constitutes and embodies the entire agreement and understanding between the parties hereto with regard to the subject matter hereof and is a complete and exclusive statement of the terms and conditions thereof, and shall supersede any and all prior oral or written correspondence, conversations, negotiations, agreements and understandings relating to the same subject matter. This Agreement shall take effect upon its execution by the Company, USB and US Bank and shall amend and replace the Registration Rights Agreement. Upon the effectiveness of this Agreement, the Registration Rights Agreement shall be of no further force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                                  NEW CENTURY FINANCIAL
                                      CORPORATION


                                  By
                                     ----------------------------------
                                  Its
                                     ----------------------------------


                                  U.S. BANCORP


                                  By
                                     ----------------------------------
                                  Its
                                     ----------------------------------


                                  U.S. BANK NATIONAL ASSOCIATION


                                  By
                                     ----------------------------------
                                  Its
                                     ----------------------------------